EXHIBIT 10.1

FOURTH AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES

This FOURTH AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES (this “Amendment”), dated as of April 30, 2024 (the “Effective Date”), is entered into by and among ASTRA SPACE, INC., a Delaware limited liability company (“Astra”), each of the Subsidiaries of Astra (together with Astra, collectively, the “Note Parties”), and each of the Holders (together with their successors and assigns, each individually, a “Holder” and collectively, the “Holders”).

RECITALS:

A.

The Note Parties and the Holders have previously entered into (i) that certain Securities Purchase Agreement dated as of August 4, 2023, as amended by, inter alia, that certain Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, that certain Omnibus Amendment No. 3 Agreement on November 21, 2023, that certain Amendment to Securities Purchase Agreement dated as of January 19, 2024, that certain Amendment to Senior Secured Convertible Notes dated as of January 31, 2024, that certain Second Amendment to Securities Purchase Agreement and Second Amendment to Senior Secured Convertible Notes dated as of February 26, 2024, that certain Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents dated as of March 7, 2024, and that certain Third Amendment to Securities Purchase Agreement and Third Amendment to Senior Secured Convertible Notes dated as of April 10, 2024 (as so amended, the “Purchase Agreement”), and (ii) those certain senior secured convertible notes due 2025 dated as of various dates between November 21, 2023 and April 22, 2024 (each individually and collectively, the “Notes”).

B.

Pursuant to Section 4(A) of the Notes, an Amortization Payment is due on May 1, 2024, from the Note Parties to the Holders. The Note Parties desire that the Holders agree to defer payment of the Amortization Payment to June 1, 2024, which is the next Amortization Date.

C.	The Note Parties and the Holders desire to execute and deliver this Amendment on and subject to the terms set forth below and pursuant to Section 17 of the Notes.

D.	Capitalized terms used, but not otherwise defined, in this Amendment have the meanings ascribed thereto in the Notes or the Purchase Agreement, as applicable.

AMENDMENT

NOW, THEREFORE, the parties hereto agree as follows:

1. Amendment to the Notes. The Note Parties and the Holders hereby amend each of the Notes and the exhibit form of senior secured convertible note attached to the Purchase Agreement as follows:

a. Section 4. (A) of each of the Notes and the exhibit form of senior secured convertible note is hereby deleted in its entirety and amended and replaced with the following:

“(A) Amortization. The Company shall make an amortization payment with respect to this Note equal to the applicable Amortization Payment on each Amortization Date. Each such Amortization Payment shall be paid to Holder in cash on each

Amortization Date in accordance with this Section 4. Notwithstanding the foregoing: (i) by delivering a written notice to the Company at least five (5) Trading Days prior to the applicable Amortization Date, the Holder may, in its sole discretion, defer any Amortization Payment (including any prior Deferred Amortization Payment) (or any portion thereof) one or more times prior to the applicable Amortization Date to any subsequent Amortization Date (in which case such deferred Amortization Payment shall become a “Deferred Amortization Payment”), in which case, on the applicable Amortization Date, the Company will pay the Holder an amount in cash equal to such Amortization Payment (including any Deferred Amortization Payments) to be paid on such date; and (ii) the Holder shall have the right to convert any Partial Amortization Payment or Deferred Amortization Payment (or any applicable portion thereof) into Common Stock pursuant to Section 5 hereof at any time prior to the receipt of the applicable Partial Amortization Payment or Deferred Amortization Payment from the Company. Notwithstanding anything to the contrary contained in this Note or in any other Transaction Document, no Amortization Payment shall be due on February 1, 2024 or May 1, 2024, and the first Amortization Date shall be June 1, 2024, on which date an Amortization Payment in an aggregate amount equal to 22.22% of the Stated Principal Amount of this Note shall be due and payable.”

2. Representations and Warranties. Each of the Note Parties (a) hereby expressly (i) confirms its Obligations under each Transaction Document, in each case as amended, restated, supplemented or modified immediately after giving effect to this Amendment; (ii) confirms that its Obligations as amended, restated, supplemented or modified hereby under the Notes, the Purchase Agreement and the other Transaction Documents are entitled to the benefits of the pledges set forth in the Transaction Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Amendment (including as such grants have been amended, restated, supplemented or modified by this Amendment); and (iii) confirms that its Obligations under the Notes, the Purchase Agreement and the other Transaction Documents immediately after giving effect to this Amendment constitute Obligations and that such Obligations shall continue to be entitled to the benefits of the grant of collateral security set forth in the Security Documents.

3. Reference to and Effect on the Transaction Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any Transaction Document or of any right, power or remedy of any Holder or the Collateral Agent under any Transaction Document, nor constitute a waiver or novation of any provision of any of the Transaction Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any Transaction Document or of any right, power or remedy of any Holder or the Collateral Agent under any Transaction Document, nor, except as expressly provided herein, constitute a waiver or novation of any provision of any of the Transaction Documents. The parties hereto hereby expressly acknowledge and agree that this Amendment is, and shall be deemed to constitute, a “Transaction Document” for all purposes of the Purchase Agreement, the Notes and the other Transaction Documents. Each reference in the Purchase Agreement and in each of the other Transaction Documents to: (i) the “this Agreement” or the “Transaction Documents” or words of like import shall mean and be references to the Notes, the Purchase Agreement and to the other Transaction Documents, as applicable, as amended by this Amendment; (ii) “the Notes” and other words of like import shall mean and be references to the Notes as amended by this Amendment; and (iii) “Obligations” and other words of like import shall mean and be references to the Obligations of the Note Parties under the Notes, the Guaranty Agreement and other Transaction Documents as amended, restated, amended and restated, supplemented or otherwise modified by this Amendment.

4. No Novation. It is the intent of the parties hereto that, except as expressly provided herein, the amendment and waiver of certain terms of the Note contemplated hereby constitutes neither a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Transaction Documents nor evidence of payment of all or any of such obligations and liabilities under any of the Transaction Documents and, except as expressly modified hereby, all Transaction Documents and all such rights, obligations and liabilities evidenced thereby shall continue and remain outstanding and in full force and effect.

5. Release. In consideration of the foregoing amendments, the Note Parties signatory hereto, and, to the extent the same is claimed by right of, through or under any Note Party, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Collateral Agent and the Holders, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Collateral Agent, Holders or any of their Affiliates would be liable if such persons or entities were found to be liable to the Note Parties, or any one of them (collectively hereinafter the “Released Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Amendment or the other Transaction Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Note Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Note Party acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Note Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waive the benefit of any such provision (including, without limitation, Section 1542 of the Civil Code of California and each other similar provision of applicable state or federal law (including the laws of the State of Delaware)), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto. Each Note Party acknowledges and agrees that the forgoing waivers were bargained for separately.

6. No Actions, Claims, Etc. Each Note Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Holder or the Collateral Agent, in any case, arising from any action or failure of any Holder, the Collateral Agent or any other Released Party to act under the this Amendment, the Purchase Agreement, any Note or any other Transaction Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Holder, Collateral Agent or any other Released Party under this Amendment, the Purchase Agreement or any other Transaction Document. Each Note Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Released Party to such Note Party, except the obligations required to be performed by a Holder, the Collateral Agent or their Affiliates, agents or other Released Parties under the Transaction Documents on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Note Party might otherwise have against any Released Party in connection with this Amendment, the Purchase Agreement or the other Transaction Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

7. Costs and Expenses; Relationship Among Parties; No Fiduciary Duty; Independent Due Diligence and Decision Making. The Note Parties shall promptly pay all invoiced fees, costs and expenses of the Holders and the Collateral Agent incurred in connection with this Amendment and in in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Amendment. Notwithstanding anything contained in this Amendment, the Notes, or other Transaction Documents to the contrary, neither the Collateral Agent nor any Holder has assumed, nor shall it be deemed to have assumed, any obligation or duty or any other relationship as the Collateral Agent, fiduciary or trustee of or for any other secured party other than as expressly set forth herein or in any other Transaction Document. Each of the Note Parties acknowledges that before execution and delivery of this Amendment, neither the Collateral Agent nor any Holder has any obligation to negotiate with any Holder or Collateral Agent or any other person or entity concerning anything contained in this Amendment. Each Note Party agrees that and each Holder’s execution of this Amendment does not create any such obligation and that each such Person has made its own decisions regarding all operations and its incurrence and payment of all third-party debt and all other payments. Each Holder hereby confirms that its decision to execute this Amendment has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Note Parties. Notwithstanding anything herein to the contrary, (a) the duties and obligations of the parties under this Amendment shall be several, not joint; (b) no party shall have any responsibility by virtue of this Amendment for any trading by any other entity; (c) no prior history, pattern, or practice of sharing confidences among or between the parties shall in any way affect or negate this Amendment; (d) the parties hereto acknowledge that this Amendment does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company and the parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended; and (e) none of the Holders, Collateral Agent or any other Released Party shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Note Parties other creditors or stakeholders, including as a result of this Amendment or the transactions contemplated herein.

8. Fees and Expenses.

a.

The Borrower has agreed to pay all fees, charges, expenses and disbursements of the Collateral Agent and the Holders in connection with the preparation, execution and delivery of this Amendment substantially concurrently with the execution of this Amendment (including, without limitation, the fees, charges, expenses and disbursement of Sidley Austin LLP and Cooley LLP as counsel to the Holders and Seward & Kissel LLP as counsel to the Collateral Agent (collectively, the “Lawyers’ Fees”) to the extent invoiced, plus, where applicable, such additional amounts of

Lawyers’ Fees as shall constitute Collateral Agent’s or a Holder’s reasonable estimate of such Lawyers’ Fees incurred in connection therewith (provided that such estimate through the Effective Date and immediate post-closing work shall not thereafter preclude a final settling of accounts as among the Note Parties, the Collateral Agent, the Holders and/or any such other Persons, as applicable).

b.

Unless otherwise provided in this Amendment or in a separate writing by the Collateral Agent or, as applicable, the Holders, all fees described above shall be fully earned on the date of this Amendment and shall be non-refundable for any reason whatsoever and shall be in addition to any other fees, costs, and expenses payable pursuant to the other Transaction Documents.

9. Remaining Provisions Unaffected. Except as specifically amended in this Amendment, the terms and conditions of the Note and the other Transaction Documents shall remain in full force and effect.

10. Incorporation of Terms. The provisions of Sections 13, 14, 16, 17, 18, 19, and 21 of the Notes shall apply with respect to this Amendment and are incorporated herein mutatis mutandis.

11. Beneficiary. The parties hereto acknowledge and agree that the Collateral Agent shall be an express beneficiary of this Amendment for all purposes.

12. Acknowledgment of Note Balances. By the execution and delivery of this Amendment each Note Party acknowledges and agrees that, as of the date of this Amendment immediately after giving effect to this Amendment:

a.

the aggregate Principal Amount of the Note held by JMCM Holdings LLC is $9,917,870.25 as of April 30, 2024, and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $297,536.11;

b.

the aggregate Principal Amount of the Note held by SherpaVentures Fund II, LP is $5,247,131.01 as of April 30, 2024, and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $157,413.93;

c.

the aggregate Principal Amount of the Notes held by Chris C. Kemp, Trustee of the Chris Kemp Living Trust, dated February 10, 2021, is $2,196,666.67 as of April 30, 2024 and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $65,900.00;

d.

the aggregate Principal Amount of the Notes held by Adam P. London is $1,173,333.33 as of April 30, 2024 and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $35,200.00;

e.

the aggregate Principal Amount of the Note held by MH Orbit LLC is $4,016,000.00 as of April 30, 2024 and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $120,480.00; and

f.

the aggregate Principal Amount of the Notes held by RBH Ventures Astra SPV, LLC is $3,399,000.00 as of April 30, 2024 and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $101,970.00.

g.

the aggregate Principal Amount of the Note held by Astera Institute is $5,000,000.00 as of April 30, 2024 and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $150,000.00.

h.

the aggregate Principal Amount of the Note held by ERAS Capital, LLC is $1,000,000 as of April 30, 2024 and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $30,000.00.

i.

the aggregate Principal Amount of the Note held by Ulrich Gall is $200,000 as of April 30, 2024 and the aggregate amount of accrued and uncapitalized interest thereon to and including April 30, 2024 is $6,000.00.

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IN WITNESS WHEREOF, each Holder and each Note Party have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

NOTE PARTIES:

ASTRA SPACE, INC.

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE OPERATIONS, LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

APOLLO FUSION, LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

INDIGO SPACE, LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE PLATFORM HOLDINGS LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE PLATFORM SERVICES LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

{Signature Page to Fourth Amendment to Notes}

ASTRA EARTH OPERATIONS LLC

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACECRAFT ENGINES, INC.

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Axel Martinez
Name:	Axel Martinez
Title:	Chief Financial Officer

{Signature Page to Fourth Amendment to Notes}

HOLDERS:

SHERPAVENTURES FUND II, LP
By: SherpaVentures Fund II GP, LLC, Its
General Partner

By:	/s/ Brian Yee
Name:	Brian Yee
Title:	Partner

JMCM HOLDINGS LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

/s/ Adam P. London
ADAM P. LONDON

CHRIS C. KEMP, TRUSTEE OF THE CHRIS KEMP LIVING TRUST, DATED FEBRUARY 10, 2021

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Trustee

MH ORBIT, LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

{Signature Page to Fourth Amendment to Notes}

RBH VENTURES ASTRA SPV, LLC By: RBH Ventures, Ltd., its Manager By: Synchronicity Holdings, LLC, general partner of the Manager

By:	/s/ Robert Bradley Hicks
	Name:	Robert Bradley Hicks
	Title:	Managing Member

ASTERA INSTITUTE

By:	/s/ Jed McCaleb
	Name:	Jed McCaleb
	Title:	Director

ERAS CAPITAL, LLC

By:	/s/ Andrei Karkar
	Name:	Andrei Karkar
	Title:	Managing Member

/s/ Ulrich Gall
ULRICH GALL

{Signature Page to Fourth Amendment to Notes}